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                                                                  EXHIBIT 23.03

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated January 30, 1998 (except with respect to the matter discussed in Note 9, as to which the date is April 3, 1998) with respect to the balance sheet of Elite Farms as of December 31, 1997, and the related statements of income, changes in venturers' capital and cash flows for the year then ended included in or made a part of this registration statement (No. 333-39969).

/s/ Arthur Andersen LLP
_____________________________________
Arthur Andersen LLP

Miami, Florida
May 8, 1998